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                                                                    EXHIBIT 4.25

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                       TRANSAMERICAN REFINING CORPORATION
                                     Issuer

                                       and

                        TRANSAMERICAN ENERGY CORPORATION
                                    Guarantor


                                       and


                  FIRST UNION NATIONAL BANK, formerly known as
                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                     Trustee



                            -------------------------


                          THIRD SUPPLEMENTAL INDENTURE

                        effective as of January 16, 1998

                            -------------------------




         $340,000,000 Guaranteed First Mortgage Discount Notes due 2002

                                       and

              $100,000,000 Guaranteed First Mortgage Notes due 2002





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         THIS THIRD SUPPLEMENTAL INDENTURE, effective as of January 16, 1998
(this "Supplemental Indenture"), is made and entered into by and among TRANSAMERICAN REFINING CORPORATION, a Texas corporation (the "Company"), TRANSAMERICAN ENERGY CORPORATION, a Delaware corporation ("TEC), and FIRST UNION NATIONAL BANK, formerly known as FIRST FIDELITY BANK, NATIONAL ASSOCIATION (the "Trustee"), under an Indenture dated as of February 15, 1995, by and among the Company, TEC and the Trustee, as amended and supplemented by a First Supplemental Indenture dated as of February 24, 1997, among the Company, TEC and the Trustee, and as further amended and supplemented by a Second Supplemental Indenture, dated as of June 13, 1997, among the Company, TEC and the Trustee (as so amended and supplemented, the "Current Indenture"). All capitalized terms used in this Supplemental Indenture that are defined in the Current Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined in this Supplemental Indenture or the context clearly requires otherwise.

         WHEREAS, Section 9.1 of the Current Indenture provides, among other things, that the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may, without the necessity for consent of any Holder, enter into one or more indenture supplements, in form satisfactory to the Trustee, to cure any ambiguity, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under the provisions of the Indenture, which shall not be inconsistent with the provisions of the Indenture, provided such action shall not adversely affect the interests of any Holder in any respect; and

         WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving the amendment of certain provisions of the Indenture, as more particularly described in this Supplemental Indenture, and the Company, the Guarantor and the Trustee are executing and delivering this Supplemental Indenture in order to provide for such amendments; and

         WHEREAS, the Company and TEC have determined that the amendments described below are necessary to permit the Company to comply with the requirements of Section 8.1 of the Indenture in connection with its proposed payment and discharge of the entire Debt on the Securities as permitted therein and that such amendments do not adversely affect the interests of any Holder in any respect;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:

                                   ARTICLE I

                        AMENDMENTS TO CURRENT INDENTURE

         Section 1.01. Section 8.1(c). Section 8.1(c) of the Current Indenture is hereby amended to read in its entirety as follows:

                       "(c)  No Default or Event of Default relating to clauses
(e) or (f) of Section 6.1 shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such greater period of time in which any such deposit of trust funds may



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remain subject to set aside or avoidance under bankruptcy or insolvency laws)
after the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;"

         Section 1.02. Section 8.1(f). Section 8.1(f) of the Current Indenture is hereby amended to read in its entirety as follows:

                           "(f) After the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to set aside or avoidance under Bankruptcy Laws insofar as those laws apply to the Company), following the irrevocable deposit of the trust funds, such funds will not be subject to set aside or avoidance under any Bankruptcy Laws affecting creditors' rights generally;"

         Section 1.03. Section 8.1(g). Section 8.1(g) of the Current Indenture is hereby amended to read in its entirety as follows:

                           "(g) Holders of the Notes will have a valid, perfected and unavoidable (under applicable bankruptcy or insolvency laws), subject to the passage of time referred to in clause (f) above, first-priority security interest in all of the Company's right, title and interest in the trust funds; and"

                                   ARTICLE II

                               GENERAL PROVISIONS

         Section 2.01. Ratification of Indenture. The Current Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this Supplemental Indenture. The Current Indenture and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         Section 2.02. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this Supplemental Indenture, the Company is delivering to the Trustee

         (a) an Officer's Certificate in the form attached hereto as Exhibit A; and

         (b) an Opinion of Counsel covering the matters described in Exhibit B hereto.

         Section 2.03. Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

         Section 2.04. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.



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         Section 2.05. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

         IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, effective on this ____ day of ___________________, 1998.



                                       TRANSAMERICAN REFINING CORPORATION



Attest:                                By:
       -------------------------           ----------------------------------
                                           John R. Stanley, President and
                                           Chief Executive Officer


                                       TRANSAMERICAN ENERGY CORPORATION



Attest:                                By:
       -------------------------           ----------------------------------
                                           John R. Stanley, President and
                                           Chief Executive Officer



                                       FIRST UNION NATIONAL BANK, formerly known as FIRST FIDELITY BANK, NATIONAL ASSOCIATION, Trustee



Attest:                                By:
       -------------------------           ----------------------------------



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